Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-211344 and 333-196812 on Form S-8 and Registration Statement No. 333-188153 and 333-195601 on Form S-3 of our report dated January 26, 2017 relating to the consolidated financial statements of SAIC General Motors Corp., Ltd and subsidiaries, appearing in this Annual Report on Form 10-K of General Motors Company for the year ended December 31, 2016.

/s/ DELOITTE TOUCHE TOHMATSU CERTIFIED PUBLIC ACCOUNTANTS LLP
Shanghai, People’s Republic of China
February 3, 2017